Exhibit 10.1

HSBC BANK USA, NATIONAL ASSOCIATION, LONDON BRANCH

and

THE BANK OF NEW YORK MELLON

solely in its capacity as trustee of the ETFS Silver Trust

and not individually

ALLOCATED ACCOUNT AGREEMENT

THIS AGREEMENT is made with effect on and from [  ] March 2009

BETWEEN

(1)

HSBC BANK USA, NATIONAL ASSOCIATION, LONDON BRANCH, a National Association incorporated in the State of Delaware, United States of America, whose principal place of business in England is at 8 Canada Square, London E14 5HQ (the “Custodian”);

(2)

THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the ETFS Silver Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement (as defined below) as trustee for the Shareholders (as defined in the Trust Agreement).

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.
(2)

Shares may be issued by the Trust against delivery of Bullion made by way of payment for the issue of such Shares. The Trustee has agreed that Bullion delivered to it on subscription for Shares will be paid into the Metal Accounts.

(3)	The Custodian has agreed to transfer Bullion from the Allocated Account into the Unallocated Account pursuant to the terms of this Agreement.
(5)

The Trustee has agreed that the Allocated Account will be established by the Trustee in its name (for each Shareholder pursuant to the Trust Agreement), and that the Trustee will have the sole right to give instructions for the making of any payments out of the Allocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION
1.1

Definitions: Words and expressions defined in the Prospectus, unless otherwise defined herein, have the same meanings when used in this Agreement. In addition, in this Agreement, unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian;

“Allocated Account” means the allocated Bullion account number [  ] established in the name of the Trustee with the Custodian pursuant to this Agreement;

“Authorised Signatory” means, in relation to any person, an individual who is duly empowered to bind such person and whose authority is evidenced by a resolution of the board of directors (or any other appropriate means of authorisation) of such person, and, in relation to the Trustee, any individual named in the Trustee’s authorised signatory list having due authority to bind the Trustee, which list shall be provided by the Trustee from time to time;

“Availability Date” means the Business Day on which the Trustee requests the Custodian to credit to the Allocated Account Bullion debited from the Unallocated Account;

“Bullion” means silver in physical form complying with the Rules of the Relevant Association held by the Custodian or any Sub-Custodian under this Agreement and/or any credit balance in the Allocated Account as the context requires;

“Business Day” means a day (other than a Saturday or a Sunday or a public holiday in England) on which commercial banks generally and the London Bullion market are open for the transaction of business in London;

“Conditions” means the terms and conditions on and subject to which Shares are issued in the form or substantially in the form set out in the Trust Agreement;

“General Notice” means any notice given in accordance with this Agreement other than a Transfer Notice;

“HSBCnet” means the HSBC Group’s electronic system known as HSBCnet which the Custodian authorises its customers to use from time to time pursuant to the terms of a separate agreement entered into between the Custodian and the customer;

“Metal Accounts” means the Allocated Account and the Unallocated Account;

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Bullion;

“Prospectus” means the prospectus constituting a part of the registration statement filed on Form S-1, Registration Number [  ] with the Securities and Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, in relation to the Shares dated on or about [  ] as the same may be modified, supplemented or amended from time to time;

“Redemption” means the redemption of Shares by the Trust in accordance with the Conditions;

“Redemption Form” means a notice in the form prescribed from time to time by the Trust requesting Redemption of Shares;

“Redemption Obligations” means the obligation of the Trust on Redemption of a Share to make payment or deliver Bullion to the relevant Shareholder in accordance with the Conditions;

“Relevant Association” – means the London Bullion Market Association or its successors;

“Rules” means the rules, regulations, practices and customs of the Relevant Association, (including without limitation the rules as to Good Delivery), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement or the activities of a Sub-Custodian;

“Shares” means the units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “ETFS Physical Silver Shares” created pursuant to and constituted by the Trust Agreement;

“Sub-Custodian” means a sub-custodian, agent or depository (including an entity within the Custodian’s corporate group) appointed by the Custodian pursuant to clause 9 to perform any of the Custodian’s duties under this Agreement including the custody and safekeeping of Bullion;

“Transfer Notice” means any notice of a deposit or withdrawal made pursuant to clause 4 or clause 5 of this Agreement;

“Trust” means the ETFS Silver Trust formed pursuant to the Trust Agreement

“Trust Agreement” means the Depositary Trust Agreement of the ETFS Silver Trust dated on or about [  ], as amended from time to time, between the ETF Securities USA LLC, as Sponsor, and Bank of New York Mellon, the Trustee;

“Unallocated Account” means the unallocated Bullion account number [  ] established in the name of the Trustee with the Custodian pursuant to the Unallocated Account Agreement;

“Unallocated Account Agreement” means the Unallocated Account Agreement dated [  ] March 2009 between the Trustee and the Custodian pursuant to which the Unallocated Account is established and operated;

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature;

“Withdrawal Date” means the Business Day on which the Trustee wishes a withdrawal of Bullion from the Allocated Account to take place;

2.2	Headings: The headings in this Agreement do not affect its interpretation.

2.3	Singular and plural: References to the singular include the plural and vice versa.
3.	ALLOCATED ACCOUNT
3.1	Opening Allocated Account: The Custodian shall open and maintain the Allocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).
3.2	Deposits and withdrawals: The Allocated Account shall evidence and record deposits and withdrawals of Bullion made pursuant to the terms of this Agreement.
3.3	Denomination of Allocated Account: The Allocated Account will hold deposits of Bullion and will be denominated in troy ounces to three decimal places.
3.4

Reports: Account reports will be provided to the Trustee by the Custodian by fax or by e-mail (at the option of the Trustee) by the close of each Business Day should there be any credits or debits to the Allocated Account that same day.

3.5

Reversal of entries: The Custodian at all times reserves the right to reverse any provisional or erroneous entries to the Allocated Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

3.6

Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing if (i) any encumbrance of which it is aware is or is purported to have been created over or in respect of the Allocated Account or any of the amounts standing to the credit thereof;.

3.7

Access: The Custodian will allow the Sponsor and the Trustee and their Bullion auditors (currently Inspectorate International Limited) only such access to its premises during normal business hours, to examine the Bullion and such records, as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and such audit shall be at the Trust’s expense and shall be limited to no more than twice a calendar year.

4.	DEPOSITS
4.1

Procedure: The Custodian shall receive deposits of Bullion into the Allocated Account relating to the same kind of Bullion and having the same denomination as that (or one of those) to which the Allocated Account relates only pursuant to transfers from the Unallocated Account.

4.2

Notice Requirements: A confirmation from the Trustee to the Custodian, given through HSBCnet (or such other authenticated method as may be agreed by the parties) or in writing, that a valid Redemption Form has been lodged for Shares shall be deemed an instruction given under Clause 5.1 unless otherwise notified in writing by the Trustee. Any other notice relating to a withdrawal of Bullion must be in writing.

4.3

Right to amend procedure: The Custodian may amend the procedure in relation to the deposit of Bullion only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. The Custodian will, whenever practicable, notify the Trustee within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Bullion into and from the Unallocated Account, and in doing so the Custodian will consider the Trustee’s needs to communicate any such change to Authorized Participants and others.

4.4

Allocation: The Trustee acknowledges that the process of allocation of Bullion to the Allocated Account from the Unallocated Account may involve minimal adjustments to the weights of Bullion to be allocated to adjust such weight to the number of whole bars available.

5.	WITHDRAWALS
5.1

Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Bullion from the Allocated Account but only by way of de-allocation to the Unallocated Account or such other account as the Trustee may instruct (subject to Clause 5.3 below).

5.2

Notice Requirements: A confirmation from the Trustee to the Custodian given through HSBCnet (or such other authenticated method as may be agreed by the parties) or in writing, that a valid Redemption Form has been lodged for Shares shall be deemed an instruction given under Clause 5.1 unless otherwise notified in writing by the Trustee. Any other notice relating to a withdrawal of Bullion must be in writing.

5.3

Right to amend procedure: The Custodian may amend the procedure for the withdrawal of Bullion only where such amendment is caused by a change in the Rules or procedures of the Relevant Association. Any such amendment will subject to the conditions of the preceding clause 4.3 and will be promptly notified to the Trust and the Trustee, such notice to be given in advance of implementation whenever practicable.

5.4

Specification of Bullion: The Custodian may specify the serial numbers of the bars to be withdrawn once it receives instructions from the Trustee to effect a withdrawal of Bullion pursuant to Clause 5.1. The Custodian is entitled to select the Bullion to be made available to the Trustee; provided, however, that to the extent the Trustee provides specific serial numbers of bars to be so selected, the Custodian will take reasonable efforts to select such Bullion as specified by the Trustee. The Custodian may require more than two Business Days prior notice in the event that the Trustee does specify the serial numbers of bars to be withdrawn.

5.5

Collection of Bullion: The Trustee agrees that in the normal course (which, for the avoidance of doubt, shall not include withdrawal in connection with the termination of this Agreement) withdrawal of Bullion from the Allocated Account shall be by way of de-allocation and subsequent credit of Bullion to the Unallocated Account.

5.6

De-allocation: Following receipt by the Custodian of notice for the withdrawal of Bullion from the Allocated Account pursuant to Clause 5.1, the Custodian shall de-allocate sufficient Bullion from the Allocated Account to credit the Unallocated Account in the amount required. The Trustee acknowledges that the process of de-allocation of Bullion for withdrawal and/or credit to the Unallocated Account may involve minimal adjustments to the weight of Bullion to be withdrawn to adjust such weight to the whole bars available.

5.7

Risk: Where there is a shipment to or from the Custodian of Bullion, all right, title and risk in and to such Bullion shall pass at the Point of Delivery to the relevant person for whose account the Bullion is being delivered.

6.	INSTRUCTIONS
6.1

Giving of instructions: It is hereby agreed that only the Trustee shall have the right to give instructions to the Custodian for withdrawal of Bullion from the Allocated Account. All instructions given by the Trustee to the Custodian shall be given in writing and signed by two Authorised Signatories of the Trustee. The Trustee shall notify the Custodian in writing of the names of the people who are authorised to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

6.2

Account not to be overdrawn: The Allocated Account may not at any time have a debit balance thereon, and it is hereby agreed that no instruction shall be valid to the extent that the effect thereof would be for the Allocated Account to have a debit balance thereon.

6.3

Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Notice of amendment shall have effect only after actual receipt by the Custodian.

6.4

Unclear or ambiguous instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s satisfaction.

6.5	Refusal to execute: The Custodian will, where practicable, refuse to execute instructions if in the Custodian’s opinion they are or may be contrary to the Rules or any applicable law.

7.	CONFIDENTIALITY
7.1

Disclosure to others: Subject to clause 7.2, each of the Trustee and the Custodian shall respect the confidentiality of information acquired under this Agreement and will not, without the other party’s consent, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, in the event such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis.

7.2

Permitted disclosures: Each party accepts that from time to time any other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory or listing authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e. a subsidiary or holding company of a party), by a Sub-Custodian or (in the case of the Trustee) by any beneficiary of the trusts constituted by the Trust Agreement. Each party irrevocably authorises the others to make such disclosures without further reference to such party.

8.	CUSTODY SERVICES
8.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to the Custodian.
8.2

Segregation of Bullion: The Custodian will be responsible for the safekeeping of the Bullion on the terms and conditions of this Agreement. The Custodian will segregate the Bullion from any Bullion which the Custodian owns or holds for others by making appropriate entries in its books and records and will require Sub-Custodians to segregate the Bullion from any silver which they own or hold for others by making appropriate entries in their books and records. The Custodian shall be deemed to have required such segregation in relation to the Sub-Custodians named in Clause 9.1.

8.3	Ownership of Bullion: The Custodian will identify in its books that the Bullion belongs to the Trustee (on trust for the Shareholders).
8.4

Location of Bullion: Subject to and in accordance with Clause 9.1 and unless otherwise agreed between the Parties, Bullion must be held by the Custodian at its London vault premises. The Custodian agrees that it shall use, or where applicable procure any Sub-Custodian to use, commercially reasonable efforts promptly to transport any Bullion held for the Trustee to these locations at the Custodian’s cost and risk. The Custodian agrees that all delivery and packing shall be in accordance with the Rules and Relevant Association good market practices.

9.	SUB-CUSTODIANS

9.1

Sub-Custodians: The Custodian may employ Sub-Custodians solely for the temporary custody and safekeeping of Bullion until transported to the relevant vault premises as provided in Clause 8.4. The Sub-Custodians the Custodian selects may themselves select sub-custodians to provide such temporary custody and safekeeping of Bullion, but such sub-custodians shall not by such selection or otherwise be, or be considered to be, a Sub-Custodian as such term is used herein. The Custodian will use reasonable care in selecting any Sub-Custodian. As of the date of this Agreement, the Sub-Custodians that the Custodian uses are: The Bank of Nova Scotia (ScotiaMocatta), Deutsche Bank AG, JPMorganChase Bank, N.A., UBS AG, Barclays Bank PLC, Johnson Matthey plc, Brink’s Global Services Inc. and ViaMat International. The Custodian will notify each of the Trustee if it selects any additional Sub-Custodian, or stops using any Sub-Custodian for such purpose. The receipt of notice by each of the Trustee and the Company that the Custodian has selected a Sub-Custodian (including those named in this clause 9.1) shall not be deemed to limit the Custodian’s responsibility in selecting such Sub-Custodian.

9.2

Liability: Except for the Custodian’s obligation to make commercially reasonable efforts to obtain delivery of Bullion from Sub-Custodians, the Custodian shall not be liable in contract, tort or otherwise for any loss, damage or expense arising directly or indirectly from an act or omission, or insolvency, of any Sub-Custodian any further delegate of such Sub-Custodian unless the appointment of that Sub-Custodian was made by the Custodian negligently or in bad faith.

10.	REPRESENTATIONS
10.1

Trustee’s representations: The Trustee represents and warrants to the Custodian that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Bullion under this Agreement):

(1)

the Trustee has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the persons entering into this Agreement on behalf of the Trustee have been duly authorised to do so; and
(3)

this Agreement and the obligations created under it are binding upon and enforceable against the Trustee, as Trustee, in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Trustee is bound.

10.2

Custodian’s representations: The Custodian represents and warrants to the Trust that (such representations and warranties being deemed to be repeated upon each occasion of deposit of Bullion under this Agreement):

(1)

the Custodian has all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(2)	the persons entering into this Agreement on behalf of the Custodian have been duly authorised to do so; and
(3)

this Agreement and the obligations created under it are binding upon the Custodian and enforceable against the Custodian in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which the Custodian is bound.

11.	FEES AND EXPENSES
11.1	Fees: For the Custodian’s services under this Agreement the Trustee shall procure the payment of a fee of 10 basis points per annum.

The fee payable will be calculated daily by applying the above fee rate divided by 365 (366 in a leap year), to the Custodian’s end of Business Day balance in the Allocated Account. Such fee shall be paid monthly in arrears as determined by the Custodian in Bullion relating to the same kind of Bullion and having the same denomination as that (or one of those) to which the Account relates.

11.2

Expenses: The Trustee shall procure the payment to the Custodian on demand of all costs, charges and expenses (including any relevant taxes other than VAT, duties and legal fees but excluding fees for storage and insurance of the Bullion and any fees and expenses of Sub-Custodians, which will be recovered under clause 11.1) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Bullion.

11.3

Default interest: If the Trustee fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

11.4

Recovery from Trust: Save as provided in clause 17, amounts payable pursuant to this clause 11 shall not be debited from the Allocated Account, but shall be payable on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Bullion standing to the credit of the Allocated Account or to the Trustee individually in respect of any such amounts.

12.	VALUE ADDED TAX
12.1	VAT inclusive: All sums payable under this Agreement by the Trust to the Custodian shall be deemed to be inclusive of VAT if and to the extent VAT is properly chargeable on any supplies made by the Custodian to the Company pursuant to this Agreement.

12.2	If VAT is properly chargeable on any supplies made by the Custodian to the Trust pursuant to this Agreement, the Custodian shall provide a valid VAT invoice to the Trust.
13	SCOPE OF RESPONSIBILITY
13.1

Exclusion of liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered as a direct result of any negligence, fraud or wilful default on its part in the performance of its duties, and in which case its liability will not exceed the market value of the Bullion lost or damaged at the time such negligence, fraud or wilful default is discovered by the Custodian, provided the Custodian notifies the Trustee promptly after any discovery of such lost or damaged Bullion.

13.2

No duty or obligation: The Custodian is under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

13.3

Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to any such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto.

13.4

Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism or any breakdown, malfunction or failure of transmission, communication or computer facilities, industrial action, acts and regulations of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisation, for any reason, to perform its obligations.

13.5	Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than VAT) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement except to the extent that such sums are due directly to the negligence, wilful default or fraud of the Custodian.

13.6

Third Parties: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and to the Sponsor, which shall be considered a beneficiary of clauses 3.7 and 13.3, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. This Agreement does not confer a benefit on any person who is not a party to it. The parties hereto do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

14.	TERM AND TERMINATION
14.1

Method: Subject to clauses 14.2 and 14.3 below, either the Trustee or the Custodian may terminate this Agreement for any reason or if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Bullion business, by giving not less than 90 days’ written notice to the other party. Any such notice given by the Trustee must specify:

(1)	the date on which the termination will take effect;
(2)	the person to whom the Bullion is to be made available; and
(3)	all other necessary arrangements for the redelivery of the Bullion to the order of the Trustee.
14.2

Term: This Agreement shall have a fixed term up to and including [  ] provided that during such period either the Trustee or the Custodian may terminate the agreement immediately upon written notice if:-

(1)	the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the Bullion business;
(2)

it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services on the terms contemplated by this Agreement or it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(3)	there is any event which, in the Custodian’s sole view, indicates the Trust’s insolvency or impending insolvency;

(4)	there is any event which, in the Trustee’s sole view, indicates the Custodian’s insolvency or impending insolvency;
(5)	the Trust is to be terminated; or
(6)

if the Unallocated Account Agreement ceases to be in full force and effect at any time, the Custodian shall have the right, by service of written notice on the Trustee, to terminate this Agreement immediately.

14.3

Change in Trustee: If there is any change in the identity of the Trustee in accordance with the Trust Agreement, then the Custodian, the Trustee and the Trust shall execute such documents and shall take such actions as the new Trustee and the outgoing Trustee may reasonably require for the purpose of vesting in the new Trustee the rights and obligations of the outgoing Trustee, and releasing the outgoing Trustee from its future obligations under this Agreement.

14.4

Redelivery arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the redelivery of the Bullion the Custodian may continue to store the Bullion, in which case the Custodian will continue to charge the fees and expenses payable under clause 11. If the Trustee has not made arrangements acceptable to the Custodian for the redelivery of the Bullion within 6 months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to sell the Bullion and account to the Trustee for the proceeds.

14.5

Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

15.	NOTICES
15.1

Transfer Notices: Any Transfer Notice shall be in writing in English and shall be marked “Urgent – This requires Immediate Attention” and signed (unless sent by HSBCnet) by or on behalf of the party giving it (or its duly authorised representative). Any Transfer Notice shall be sent either by facsimile or via HSBCnet or such other authenticated method as may, from time to time, be agreed between the parties. Any Transfer Notice shall be deemed to have been given, made or served upon actual receipt by the recipient.

15.2

General Notices: Any General Notice shall be in writing in English and shall be marked “Urgent – This requires Immediate Attention” and shall be signed by or on behalf of the party giving it (or its duly authorised representative). Any General Notice shall be given, made or served by sending the same by pre-paid registered post (first class if inland, first class airmail if overseas) or facsimile transmission. Any General Notice sent by pre-paid registered post shall be deemed to have been received three Business Days in the case of inland post or seven Business Days in the case of overseas post after despatch. Any General Notice sent by facsimile shall be deemed to have been given, made or served upon actual receipt by the recipient.

15.3	The addresses and numbers of the parties for the purposes of clauses 15.1 and 15.2 are;

The Custodian:	8 Canada Square
London
E14 5HQ

Attention: Tony J Dean
Facsimile No. +44 (0)20 7992 4489
The Trustee:
The Bank of New York Mellon
101 Barclay Street, 22-W
New York, New York 10286

Attention: [ADR Administration]
Facsimile: [(212) 571-3050]

or such other address or facsimile number as shall have been notified (in accordance with this clause) to the other party hereto.

15.4

Recording of calls: Each of the Custodian and the Trustee may record telephone conversations without use of a warning tone. Such records will be the recording party’s sole property and accepted by the other parties hereto as evidence of the orders or instructions given.

16.	GENERAL
16.1

Role of Trustee: The Trustee is a party to this Agreement in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the trusts constituted by the Trust Agreement (the “Trust Assets”) and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the trusts constituted by the Trust Agreement, as owner in its individual capacity or in any way other than as trustee of the trusts constituted by the Trust Agreement; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the trusts constituted by the Trust Agreement;

16.2

No advice: The Custodian’s duties and obligations under this Agreement do not include providing the other parties hereto with investment advice. In asking the Custodian to open and maintain the Allocated Account, the Trustee acknowledges that it is acting in reliance on its own judgment and the Custodian shall not owe to the Trustee or the Trust any duty to exercise any judgment on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Allocated Account.

16.3

Rights and remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or of the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Bullion.

16.4

Assignment: This Agreement is for the benefit of and binding upon the parties hereto and their respective successors and assigns. Save as expressly provided herein, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other parties otherwise agree in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to its Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business and further provided that this clause shall not restrict the Trust from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfil its obligations under the Trust Agreement.

16.5

Amendments: Any amendment to this Agreement must be agreed in writing and be signed by all of the parties hereto. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

16.6

Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

16.7

Entire agreement: This document represents the entire agreement between the parties hereto in respect of its subject matter, and excludes any prior agreements or representations save for any made with fraudulent intent.

16.8	Counterparts: This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.
16.9	Business Days: If any obligation falls due to be performed on a day which is not a Business Day, then the relevant obligations shall be performed on the next succeeding Business Day.

16.10

Prior Agreements: The Custodian, or any member of the HSBC group of companies (the “HSBC Group”) may trade in Shares for its own account as principal, may have underwritten or may underwrite an issue of Shares or, together with any such entities’ directors, officers or employees, may have a long or short position in Shares or in any related security or instrument. Brokerage or other fees may be earned by any member of the HSBC Group or persons associated with them in respect of any business transacted by them in all or any of the aforementioned securities or instruments. This Agreement supersedes and replaces any prior existing agreement between the Parties relating to the same subject matter.

17.	GOVERNING LAW AND JURISDICTION
17.1	Governing law: This Agreement is governed by, and will be construed in accordance with, English law.
17.2

Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

17.4

Waiver of immunity: To the extent that the Trustee may in any jurisdiction claim for it as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim and irrevocably waives any such immunity which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

17.5

Service of process: Process by which any proceedings are begun may be served on it by being delivered to the address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

HSBC Bank USA, National Association, London Branch

8 Canada Square

London, E14 5HQ, United Kingdom

Attention: Precious Metals Department

Trustee’s Address for service of process:

The Bank of New York Mellon

101 Barclay Street, 22-W

New York, New York 10286

Attention: ADR Administration

EXECUTED by the Parties:

Signed on behalf of and for HSBC BANK USA, NATIONAL ASSOCIATION, LONDON BRANCH by

Signature

Name

Title

Signed on behalf of and for

THE BANK OF NEW YORK MELLON, solely in its capacity as trustee of the ETFS Silver Trust and not individually by

Signature

Name

Title

Signature

Name

Title